UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2015 (December 22, 2015)

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On Track Innovations Ltd. (the “Company”) held its annual general meeting of shareholders on December 22, 2015.  The final voting results are set forth below.

Shareholders voted on the following proposal:

Proposal No. 1 - Appointment of Independent Registered Public Accounting Firm and Authorization of Audit Committee Determination of Remuneration

The shareholders approved to appoint Somekh Chaikin, a member of KPMG International, as the Company’s independent registered public accounting firm until the 2016 annual general meeting of shareholders, and to authorize the Company’s Board of Directors, upon the recommendation of the Company’s Audit Committee of the Board of Directors, to determine the remuneration of Somekh Chaikin in accordance with the volume and nature of their services. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes

28,062,594	255,346	191,520	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: December 23, 2015	By:	/s/ Shlomi Cohen
Name: Shlomi Cohen
Title: Chief Executive Officer